SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported) : September 29,2004

                         Commission File No. 2-95836-NY



                           GOLDTECH MINING CORPORATION
                          (Formerly Egan Systems, Inc.)
             (Exact name of registrant as specified in its charter)


         Nevada                                         13-13250816
-------------------------------                ---------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)



                  4904 Waters Edge Dr., #160, Raleigh, NC 27606
                    (Address of principal executive offices)

                                 (919) 851-2239
                            (Issuer telephone number)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).

Section 8. Other Events


Item 8.01.  Other Events

Raleigh, North Carolina, September 29, 2004 (BusinessWire) Goldtech Mining Corporation, the Company, (OTCBB:GMNC.OB), a Nevada corporation updates its shareholders on recent developments and corrects false information and claims from third party dissidents.

Schedule 14A and Call for Shareholder Meeting:
The Company has not received the required verification from a dissident group purportedly representing the required 30% of the shares to request a Special Meeting. Therefore, the Board of Directors has not given Notice of any meeting, and no meeting has been scheduled for October 26, 2004 or any other date.

Background:
During the preparation of the quarterly report for Q2, the Company uncovered questionable actions initiated by the Washington office (Mr. Furusho and his associate Ms. Beverlee Claydon aka Beverlee Kamerling). This triggered further inquiries into the issuance of certain stock, the status of the British Columbia properties, and the handling of company funds. The inquiries will continue until all matters are satisfactorily settled.

Recent stock issuances:
The claims articulated in the Information Statement from the dissident group were investigated and the Company is taking appropriate measures with regard to recent stock issuances including stock issued pursuant to SEC Form S-8. Any required disclosure will be made at the appropriate time. Certain actions have been referred to the Audit Committee and are being reviewed by the Company, which expects to take appropriate action based on this review.

The British Columbia properties:
The inquiry into the status of the B.C. properties revealed that they had not been transferred to the Company in accord with the acquisition agreements, despite documentation to the contrary. The former Goldtech Mining Corporation (Washington) was notified of the breach of the acquisition agreements, but took no action to remedy the breach. As a result, the entire Board, which included Mr. Furusho at the time, approved taking the steps necessary to unwind the transaction. The Company's position is that since no properties were ever received in this transaction, the shares that were proffered in consideration for the properties must be returned for cancellation. This does not constitute a divestiture of assets as has been claimed by others.

Company Funds:
The Company identified a number of significant transactions made by the Washington office that lacked sufficient documentation or that were not obligations of the Company. The Company is taking appropriate steps.

Other Events: Earlier this month, the Board of Directors removed Mr. Furusho as Secretary and Treasurer. Subsequently, the Board of Directors took an action such that Mr. Furusho is no longer a director of the Company. This action was in accord with Nevada statutes and the Company bylaws, and was not a removal that requires shareholder approval. Mr. Furusho no longer represents the Company as an officer or director. His associate, Ms. Beverlee Claydon, has never represented the Company.

Golpejas Status:
Despite allegations to the contrary, the Company has completed the initial phase of funding under the agreement with Solid Resources, Ltd. to begin drilling operations.

Contact Tracy Kroeker at 780-498-2289 or visit our website at http://www.goldtechmining.com for more information.


                                   Signatures

       Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


                                    GOLDTECH MINING CORPORATION

     September 29, 2004        /s/   Ralph Jordan
                                     ----------------------------
                                     Ralph Jordan, Chairman & CEO